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Exhibit 10.2

THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS CONVERTIBLE PROMISSORY NOTE NOR THE SECURITIES ISSUABLE HEREUNDER MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.


$700,000                                                    January 23, 2008
                                                            Plantation, Florida

                         GLOBAL BEVERAGE SOLUTIONS, INC.

                                   CONVERTIBLE
                                 PROMISSORY NOTE

            FOR VALUE RECEIVED, Global Beverage Solutions, Inc., a Nevada corporation ("BORROWER"), located at 2 S. University Drive, Suite 220, Plantation, Florida 33324, hereby unconditionally promises to pay to the order of XStream Beverage Network, Inc. ("LENDER"), and its successors, endorsees, transferees and assigns (together with Lender, "HOLDER"), the principal sum of Seven Hundred Thousand Dollars ($700,000). The principal amount of this Convertible Note shall be due and payable in full, together with accrued interest thereon on October 31, 2008 (the "MATURITY DATE") in the manner provided for in SECTION 2 below, unless this Convertible Note shall have been previously converted as provided in SECTION 4 below. Interest on the outstanding principal amount of this Convertible Note shall accrue at a variable annual interest rate equal, on any day, to the Prime Rate (as defined below) PLUS two percent (2.00%), calculated on the basis of a year of three hundred sixty (360) days. The term "PRIME RATE" shall mean a variable rate of interest per annum equal, on any day, to the rate of interest published on such day in the Eastern Edition of THE WALL STREET JOURNAL as the average prime lending rate for seventy-five percent (75%) of the United States' 30 largest commercial banks, or if the Eastern Edition of THE WALL STREET JOURNAL or such rate is not published on such day, such rate as last published in the Eastern Edition of THE WALL STREET JOURNAL. Accrued interest shall be capitalized and added to the outstanding principal amount of this Convertible Note.

            1. PURCHASE AGREEMENT. This Convertible Note has been executed and delivered by Borrower pursuant to that certain letter agreement, dated as of January 23, 2008, between Borrower and Lender (the "PURCHASE AGREEMENT"). Borrower herein agrees with Holder that Borrower will perform and discharge each of its covenants and agreements contained in the Purchase Agreement as from time


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to time amended and supplemented, the provisions of which Purchase Agreement are hereby incorporated in this Convertible Note by reference with the same effect as if it were set forth in full. The Purchase Agreement is subject to amendment in the manner provided therein, and any such amendment shall be binding upon the Holder and any subsequent holders of this Convertible Note. All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Purchase Agreement.

            2. PAYMENT.

            (a) All payments of principal and all other amounts payable in respect of this Convertible Note shall be made by wire transfer in lawful money of the United States of America in immediately available Federal funds, to an account furnished to Borrower in writing for that purpose at least two (2) business days prior to the Maturity Date. Holder shall, before disposing of this Convertible Note or any part hereof, make a notation hereon of all principal payments previously made hereunder; PROVIDED, HOWEVER, that the failure to correctly make a notation of any payment made on this Convertible Note shall not limit or otherwise affect the obligation of Borrower under this Convertible Note with respect to any loan evidenced hereby or payments of principal on this Convertible Note.

            (b) In the event that Borrower receives proceeds from the sale of shares of its Common Stock or the issuance of convertible debt at a time when the Convertible Note has not been repaid in full, then Borrower shall use 35% of the net proceeds received in connection with such sale or issuance (a "35% Payment") to repay the outstanding principal amount of the Convertible Note and/or that certain $2,000,000 Secured Promissory Note by Borrower for the benefit of Lender, dated as of January 31, 2007 and amended on February 23, 2007 and again on January 23, 2008 (the "Secured Note"). Any 35% Payment shall first be used to pay down in full the Secured Note, and after the Secured Note has been paid in full, any 35% Payment thereafter (or remaining portion thereof) shall be used to pay down the Convertible Note. Borrower shall not have to pay any portion of a 35% Payment beyond any such amount that pays down in full both the Secured Note and the Convertible Note. Furthermore, any 35% Payment paid on or before May 1, 2008 shall be deemed to satisfy all or a portion, as the case may be, of the $500,000 Payment (as defined in SECTION 7(a)(ii) below) to the extent of the dollar amount of such 35% Payment.

            3. PREPAYMENT. Borrower may prepay this Convertible Note, in whole or in part prior to the Maturity Date. Any partial prepayment shall not affect the obligation to continue to pay in full the amount of the payments hereunder until the entire unpaid principal balance hereof is paid.

            4. CONVERSION RIGHTS. The Holder, and any subsequent holder of this Convertible Note, is entitled to the rights and benefits, and is subject to the obligations, conditions and restrictions, set forth in the Purchase Agreement, including without limitation the right to convert this Convertible Note into certain securities of Borrower in the manner provided in the Purchase Agreement.


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            5. TRANSFERS.

            (a) By acceptance hereof, the Holder acknowledges that this Convertible Note and the capital stock of Borrower that may be issued upon its conversion have not been registered under the Securities Act, and Holder agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Convertible Note or any capital stock issued upon its conversion in the absence of (i) an effective registration statement under the Securities Act as to this Convertible Note or such securities and registration or qualification of this Convertible Note or such securities under any applicable Blue Sky or state securities laws then in effect, or (ii) an opinion of counsel, reasonably satisfactory to Borrower, that such registration and qualification are not required. Each certificate or other instrument for capital stock issued upon the conversion of this Convertible Note shall bear a legend in the form set forth in the Purchase Agreement.

            (b) Subject to the provisions of SECTION 5(a) hereof, this Convertible Note and all rights hereunder are transferable, in whole or in part, upon surrender of the Convertible Note with a properly executed assignment, in the form prescribed by Borrower, at the principal office of Borrower; PROVIDED, HOWEVER, that, except for transfers by Holder of all or any portion of this Convertible Note to any parent, subsidiary or affiliate of Holder or to any officer, director, partner or member of any such parent, subsidiary or affiliate, this Convertible Note may not be transferred in whole or in part without the prior written consent of Borrower.

            (c) Until any transfer of this Convertible Note is made in the Convertible Note register, Borrower may treat the registered Holder as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this Convertible Note is properly assigned in blank, Borrower may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

            (d) Borrower will maintain a register containing the names and addresses of the registered Holders of this Convertible Note. Any registered Holder may change such registered Holder's address as shown on the Convertible Note register by written notice to Borrower requesting such change.

            (e) In the reasonable discretion of Borrower, Borrower may condition any transfer of all or any portion of this Convertible Note (other than a disposition satisfying the conditions set forth in clause (i) of SECTION 5(a) above) upon the transferee's delivery to Borrower of a written agreement, in form and substance reasonably satisfactory to Borrower, whereby the transferee
(i) makes such representations and warranties to and for the benefit of Borrower as are comparable to the representations and warranties of the purchaser of the Convertible Note as set forth in the Purchase Agreement, as and to the extent applicable to the proposed disposition, and (ii) agrees to be bound by the transfer restrictions set forth in this SECTION 5.

            6. TRANSFER BY BORROWER. Borrower may not assign, and no person may assume, any of the obligations of Borrower under this Convertible Note without the prior written consent of Holder, which consent may be granted or withheld in Holder's sole discretion, and any attempt to do so without such consent shall be void.


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            7. EVENTS OF DEFAULT; REMEDIES.

            (a) EVENTS OF DEFAULT. The occurrence of any of the following shall constitute an Event of Default hereunder:

            (i) Default in the payment when due of the principal of the indebtedness evidenced by the Convertible Note or any interest due thereon in accordance with the terms of the Convertible Note; or

            (ii) Failure of Borrower to make a payment, pursuant to that certain letter agreement, dated even date herewith, by and between Borrower and Laurus Master Fund, Ltd., to Laurus Master Fund, Ltd. in the amount of $500,000 on or before May 1, 2008 (the "$500,000 Payment"); PROVIDED that any 35% Payment (as defined above) made by Borrower on or before May 1, 2008 shall be applied to and shall reduce the amount of such $500,000 Payment as set forth in SECTION 2(b) above.

            (b) ACCELERATION OF MATURITY; REMEDIES. Upon the occurrence of any Event of Default described above, Holder at any time thereafter may at its option accelerate the maturity of the indebtedness evidenced by this Convertible Note without notice of any kind. Upon the occurrence of any such Event of Default and the acceleration of the maturity of the indebtedness evidenced by the Convertible Note:

            (i) Holder shall be immediately entitled to exercise any and all rights and remedies possessed by Holder pursuant to the terms of this Convertible Note and the Purchase Agreement; and

            (ii) Holder shall have any and all other rights and remedies that Holder may now or hereafter possess at law, in equity or by statute.

            (c) REMEDIES CUMULATIVE; NO WAIVER. No right, power or remedy conferred upon or reserved to Holder by this Convertible Note or the Purchase Agreement is intended to be exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder, under any provision of the Purchase Agreement or now or hereafter existing at law, in equity or by statute. No delay or omission by Holder to exercise any right, power or remedy accruing upon the occurrence of any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to be a waiver of any such Event of Default or an acquiescence therein, and every right, power and remedy given by this Convertible Note and the Purchase Agreement to Holder may be exercised from time to time and as often as may be deemed expedient by Holder.

            8. NOTICES. Any notice required by the provisions of this Convertible Note to be given to Holder shall be delivered personally, telecopied, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), addressed to Holder at the address appearing on the books of Borrower. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice.


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            9. GOVERNING LAW. THIS CONVERTIBLE NOTE SHALL BE CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, AND SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THEREOF.

            10. WAIVERS. Borrower waives presentment for payment, demand, notice of demand, notice of nonpayment or dishonor, protest and notice of protest of this Convertible Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Convertible Note, and Borrower agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Holder.

            11. ATTORNEYS FEES. Borrower promises to pay all reasonable costs and expenses, including attorneys' fees, incurred in the collection and enforcement of this Convertible Note, including, without limitation, enforcement before any court and including all appellate proceedings.

            12. SEVERABILITY. Wherever possible each provision of this Convertible Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Convertible Note shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Convertible Note and shall be interpreted so as to be effective and valid.

         IN WITNESS WHEREOF, Borrower has executed and delivered this Convertible Note as of the day and year and at the place first written above.


                                               GLOBAL BEVERAGE SOLUTIONS, INC.,
                                               a Nevada corporation


                                               By:    /s/ Jerry Pearring
                                                   ----------------------------
                                               Name:  Jerry Pearring
                                               Title: Chief Executive Officer


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